Exhibit 16

Porter

Keadle

Moore

_______________

CPAs │ Advisors │ www.pkm.com

December 21, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read EZJR, Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 14, 2012 and we agree with such statements concerning our firm.

/s/ Porter Keadle Moore, LLC

235 Peachtree Street NE I Suite 1800 I Atlanta, Georgia 30303 I Phone 404.588,4200 I Fax 404.558,4222